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                                                                    EXHIBIT 99.1


NEWS RELEASE

[TRANSTEXAS GAS CORPORATION LOGO]

FOR IMMEDIATE RELEASE
CONTACT: John Riney or Simon Ward

Phone:   (281) 987-8600
Fax:     (281) 986-8865
Email:   ir@transtexasgas.com


                  TRANSTEXAS FILES JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


         HOUSTON, TX MAY 2, 2003 - TRANSTEXAS GAS CORPORATION, ("TransTexas" or the "Company")(OTCBB:TTXGQ), today announced that on May 1, 2003, the Company, together with its direct wholly owned subsidiaries, Galveston Bay Processing Corporation and Galveston Bay Pipeline Company, filed its Joint Plan for Reorganization for Debtors under Chapter 11 of the Bankruptcy Code (the "Plan") dated as of May 1, 2003, and Joint Disclosure Statement for debtors' Joint Chapter 11 Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Disclosure Statement"), dated as of May 1, 2003, in Case No. 02-21926 (Jointly Administered) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court") [The Plan and Disclosure Statement are available on the Company's website.]

         A Disclosure Statement Hearing is scheduled at 9:00 a.m. (Central Time) on May 30, 2003, in the Bankruptcy Court. The time fixed for filing objections in the Bankruptcy Court to the Disclosure Statement is May 23, 2003.

         TransTexas is engaged in the exploration, production and transmission of natural gas and oil, primarily in South Texas, including the Eagle Bay field in Galveston Bay and the Southwest Bonus field in Wharton County. Information on the Company, including the Company's filings with the Securities and Exchange Commission may be found on the internet at http://www.transtexasgas.com.

                                       ###

Except for the historical information contained herein, the matters set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the ability to obtain debtor-in-possession financing approved by the Bankruptcy Court, the competitive nature of the oil and gas exploration, development and production industries and the uncertainties associated with the drilling, completing and operating of natural gas and oil wells. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


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